PRICING SUPPLEMENT NO. 142                                       Rule 424 (b)(3)
Dated: July 28, 1998                                          File NO. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                      $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
                  WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 7/31/98     Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 6/30/2000         CUSIP #: 073928 EE 9

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            --------                -------             --------

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  5.853%

Interest Payment Dates: *


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:

Index Maturity:

Spread (plus or minus):
-----------------------

*     On each December 30 and June 30.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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